EXHIBIT 10.2
CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

AMENDMENT NUMBER 1

TO THE AMENDED AND RESTATED
SUPPORT SERVICES AGREEMENT
BETWEEN COMCAST AND SUPPORT.COM

TO ADD PROGRAM DESCRIPTION NUMBER 2
COMCAST BUSINESS CLASS SIGNATURE SUPPORT
REMOTE SUPPORT SERVICES FOR SMALL/MEDIUM BUSINESS

THIS AMENDMENT NUMBER 1 (“Amendment”) to the SUPPORT SERVICES AGREEMENT dated October 25, 2010 as amended and restated on July 5, 2012 (the “Agreement”)  is entered into this 5th day of July, 2012 (the “Amendment 1 Effective Date”) by and between Comcast Cable Communications Management, LLC, a Delaware limited liability company, on behalf of its applicable affiliates and subsidiaries, with offices at One Comcast Center, 1701 JFK Blvd., Philadelphia, PA 19103 (“Comcast” or “Reseller”) and Support.com, Inc., a Delaware corporation with offices at 1900 Seaport Boulevard, Redwood City, CA 94063 (“Support.com”), each a “Party” and collectively the “Parties,” to add Program Description Number 2 as described herein to Exhibit A to the Agreement.  Defined terms in the Agreement shall have the same meaning in this Amendment.

WHEREAS, Comcast is launching a program to provide remote tech support services for small business (“Comcast Business Class Signature Support Program” or “CBCSS Program”), and wishes to resell certain new offerings as described herein (“CBCSS Support”) to qualifying customers (“CBCSS Customers”); and

WHEREAS, the Parties wish to amend other provisions of the Agreement as provided herein;

NOW, THEREFORE, the Parties agree as follows:

The following Program Description Number 2 is hereby added to Exhibit A of the Agreement as if originally set forth therein:

PROGRAM DESCRIPTION NUMBER 2
BUSINESS CLASS SIGNATURE SUPPORT
REMOTE SUPPORT SERVICES FOR SMALL BUSINESS

1.	CBCSS Support

1.1.	Addition of CBCSS Support to XSS Program

The Parties hereby add CBCSS Support to the XSS Program as a Service subject to all terms and conditions of the Agreement and this Program Description No. 2 (“Program Description”), to be made available on a mutually agreed launch date (the “CBCSS Support Launch Date”), which is currently expected to be July 9, 2012 but may be changed by agreement of the Parties.  Except as expressly stated herein, all terms and conditions of the Agreement remain in full force and effect and apply to CBCSS Support.  In the event of any conflict or inconsistency between any provisions of the Agreement and this Amendment, the provisions of this Amendment govern and control.

1.2.	CBCSS Support Launch Schedule

1.2.1.	Initial Launch

On the CBCSS Support Launch Date, Comcast will begin to perform test calls for the CBCSS Support SKUs, as described in Section 3.2 (“CBCSS Support SKUs”) of this Program Description No. 2. Support.com is responsible for delivery of such Services as provided in this Program Description.

1.2.2.	Launch Schedule Changes

The Parties may change the launch schedule for CBCSS Support without further amendment of this Program Description by employing the change control process set forth in Section 8 of this Program Description.

2.	Program Scope

The general requirements of this Program Description and the services provided hereunder are discussed below, and may be subject to the Parties’ more detailed descriptions in a separate mutually agreed upon Vendor Product Requirements Document (“VPRD”).

2.1.	Territory

The Territory for the Program shall be the United States. The Services will be provided in English.  Following the CBCSS Support Launch Date, at such time and in such manner as the Parties shall agree, Support.com may provide the Services in Spanish as well as English.  The Parties shall modify this Program Description as necessary in light of such addition through the change control process set forth in Section 8 of this Program Description.

2.2.	Support.com Obligations

Support.com’s obligations below are dependent on the good faith efforts of all parties involved in CBCSS Support, including the timely provision by Comcast of its corresponding inputs and approvals as specified in this Program Description and the VPRD, in support of the CBCSS Support Launch Date and continuing thereafter as necessary in relation to ongoing obligations.

2.2.1.	Desktop and Server Software Agents

a.	Support.com shall provide its desktop agent for CBCSS Support offerings (the “Desktop Agent”) rebranded for Comcast.
b.	Such Desktop Agent shall permit scanning of potential PC issues with little or no end-user involvement.
c.	The Desktop Agent shall permit access by the CBCSS Customer to Support.com’s CBCSS Support technicians.
d.	The Desktop Agent shall include proactive and self-help tools as additional value add to CBCSS Customers.
e.	In addition, in such manner and at such times as the Parties may agree, such Desktop Agent shall enable communication with CBCSS Customers as specified in the VPRD.
f.	Support.com shall also provide a software agent for server monitoring and management as specified in the VPRD to those CBCSS Customers who purchase server support subscriptions (the “Server Agent”).

2.2.2.	Network Operations Center

Support.com shall equip and staff a Network Operations Center (“NOC”) to:

a.	Monitor outputs from the Server Agents;
b.	Make appropriate changes to the monitored machines based on such outputs; and
c.	Communicate requirements for other changes requiring CBCSS Customer interaction to Support.com’s CBCSS support technicians.

2.2.3.	Systems Integration and Engineering Work

The Parties will agree on additional integration, if any, between Comcast (including without limitation and for the avoidance of doubt, its vendors) and Support.com systems that may be reasonably necessary in relation to CBCSS Support, with the specifications, schedule, allocation of work and costs, and other provisions as may be agreed by the Parties.

2.2.4.	Service Delivery Training

Training of the Parties’ respective personnel will be as mutually agreed by the Parties.  If and to the extent Support.com is to be reimbursed for any expenses related to such training, such reimbursement will be subject to the provisions and limitations of Exhibit B of the Agreement (“Comcast Policies And Procedures For Reimbursement Of Expenses”).

2.2.5.	Call Monitoring Infrastructure

Support.com will host and support a call monitoring infrastructure for CBCSS Support as follows:

a.
Support.com will make available a call recording portal (“Call Portal”) that enables the audit by Comcast of randomly selected call recordings from the pool of CBCSS Support calls performed by Support.com. Support.com shall not intentionally withhold any calls from the selection pool provided to Comcast for review.  Call recordings are to be stored in the Call Portal for at least *** days from the date of the recording.

b.
Support.com will also provide *** separate dedicated phone numbers (“Live Lines”) that provide Comcast with the ability to listen to live CBCSS Support calls being performed by Support.com technicians.

2.3.	Comcast Obligations

2.3.1 Input and Review

Comcast shall provide timely input, review and approval so as to enable Support.com to fulfill its obligations as provided in this Program Description and the VPRD.

2.3.2 Marketing and Sales

Comcast will conduct marketing and sales efforts in relation to CBCSS Support as provided in the VPRD.  Further, Comcast agrees that its marketing and sales efforts for subscriptions will include customers signing up for Commercial Division services and will not be limited to channels that principally target CBCSS Customers with a pre-existing problem (i.e., a problem that should be remedied through a Remote Incident SKU Service described in Section 3.2 (“CBCSS Support SKUs”)).

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2.3.4 Data

Comcast will timely provide such data from Comcast systems as may be necessary for Support.com to fulfill its obligations hereunder as well as data that is required for invoicing purposes.

2.3.5 Third-Party Vendors

As between Support.com and Comcast, Comcast is responsible for all aspects of CBCSS Support provided or supported by Comcast and its third-party vendors.  Comcast’s obligations with regard to such third parties include, without limitation, contracting with such third parties, licensee fees and other payment obligations to such third parties, ensuring systems and data from such third parties are available to Support.com, and program management responsibilities.  For the avoidance of doubt, neither Party’s use of or reliance upon third-party vendors to fulfill its obligations under this Agreement shall relieve that Party of its obligations to perform as specified herein.

2.3.6 Testing

Comcast will make available to Support.com in advance of the CBCSS Support Launch Date and thereafter reasonable access to test systems appropriate for the Comcast production systems on which Support.com Software will be deployed.

2.3.7 Comcast Systems

Comcast will make available to Support.com access and reasonable training in relation to Comcast Software and any other systems or programs supplied by Comcast to be used by Support.com in performance under this CBCSS Program.

3.	Services and Fees

3.1.	Minimum Requirements for Delivery of Remote Services

Minimum requirements for personal computers, servers, networks, devices, access, connectivity, security and terms of service will apply to all CBCSS Customer systems as a pre-requisite for delivery of Services to such CBCSS Customer and shall be as agreed by the Parties in the VPRD.

3.2.	CBCSS Support SKUs

The Parties hereby add the following CBCSS Support SKUs to the CBCSS Program effective as of the CBCSS Support Launch Date.  The CBCSS Support SKUs are listed below and described more fully in Exhibit A hereto and the VPRD.  Fees due to Support.com from Comcast for each CBCSS Support SKU sold are as shown below.

Subscription fees due to Support.com each month will be calculated based on the *** of CBCSS Customers entitled to each subscription service during the month based on reports run on the last day of each calendar month, e.g., the average number of CBCSS Customers entitled in *** of a year would be the sum of the report run at the end of *** and the report run at the end of ***, divided by ***.  For SKUs labeled as subscriptions, Support.com will invoice and Comcast will pay the monthly fees  and one-time activation/set-up fees set forth in the table below.  For SKUs labeled as incidents, Support.com will invoice and Comcast will pay the one-time fees for services sold set forth in the table below.  All fees will be invoiced and paid pursuant to Section 5 (“Payment Terms; Taxes”) of the Agreement.

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SKU name	Support.com Fees
Remote End-User Subscription	$***/user/month + one-time activation/set-up fee of $***
Remote End-User Subscription + Onsite Subscription	$***/user/month + one-time activation/set-up fee of $***

Plus

Administrative fee of $*** for each onsite visit dispatched by Support.com (not including fees if any due to Onsite provider)
Remote End-User Subscription + Onsite Subscription + Warranty	$***/user/month + one-time activation/set-up fee of $***

Plus

Administrative fee of $*** for each onsite visit dispatched by Support.com (not including fees if any due to Onsite provider)
Remote Subscription Migration Incident	$*** one-time fee. Covers migration of a current subscription user to a new PC or a new user to a currently subscribed PC (requires current subscription)

Remote Server Subscription	$***/server/month + one-time activation/set-up fee of $***

Plus

Administrative fee of $*** for each onsite visit dispatched by Support.com (not including fees if any due to Onsite provider)
Remote Incident	$*** one-time fee

or

Administrative fee of $*** for each onsite visit dispatched by Support.com (not including fees if any due to Onsite provider)

SKU pricing review.  In addition to Support.com’s termination right in Section 11.3, if, by ***, an officer of a Party (the “Initiating Party”) certifies in writing to the other Party that continuation of the SKUs offered at the prices set forth herein will cause the CBCSS Program not to be reasonably profitable over the term of the Agreement for the Initiating Party, the Parties shall meet during the 30 days following *** to negotiate in good faith revised SKU fees.  In the event that Parties cannot agree on a revised SKU fee schedule within thirty (30) days from the Initiating Party’s notice of certification, the Initiating Party has the right to terminate this Program Description No. 2 upon *** prior written notice without payment of any penalty.

3.3.	Service Delivery Wholesale Pricing

Comcast will pay Support.com the fees for incident-based and subscription offerings and other Services according to the tables shown in Paragraph 3.2 and the payment procedures of Section 5 (“Payment Terms; Taxes”) of the Agreement. All prices are stated in U.S dollars.  Comcast expects to offer all subscriptions only on an annual basis with annual renewals, provided, however that Comcast may change the standard subscription term so long as it provides reasonable notice to Support.com in advance.
In the event a CBCSS Customer upgrades or downgrades from a one CBCSS subscription under this Program Description to another CBCSS subscription under this Program Description for the same user or server, with no interruption in the period of service, such change is not a termination of the initial subscription for the purposes an activation/set-up fee; i.e., no additional activation/set-up fee is due if one was previously paid for the subscription that is being upgraded or downgraded.

Confidential

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3.4.	Retail Pricing

Comcast has the right to set and change retail pricing and minimum CBCSS Customer term commitment, if any, provided, however, that any such changes will not affect the wholesale price of the Services to Support.com, or the minimum duration of such wholesale prices for a CBCSS Customer or other fees due Support.com as provided herein.

3.5.	Refund Policy

Support.com will deliver the Services in accordance with this Program Description, and the mutually agreed CBCSS Customer Terms and Conditions and procedures as stated in the VPRD.  Generally, in the event Support.com fails to complete an incident-based Service, Support.com will not charge for the Service at the time of service.  If a CBCSS Customer subsequently experiences a problem with a completed incident-based Service, Support.com will use commercially reasonable efforts to resolve the CBCSS Customer’s problem, at no additional charge for a period of up to *** days from the date the Services were originally completed.  For all Services completed (including, without limitation, all subscription Services through the subscription term or any termination), no refund or credit will be provided by Support.com to any party, including, but not limited to any activation/setup fees, administrative fees and subscription fees, except as stated below in Section 3.6 (“Comcast Guarantee”).  Any CBCSS Customer refund in relation to conforming Services is the sole responsibility of Comcast.  Notwithstanding the foregoing, in the event that a CBCSS Customer is dissatisfied with service under their subscription, the CBCSS Customer may be offered a credit of ***% of the monthly cost of their subscription up to one full month upon escalation, as a customer retention incentive, in which case fees due to Support.com for such CBCSS Customer for that one month may be reduced by ***% or upon escalation up to one full month as agreed to in the VPRD.

3.6.	Comcast Guarantee

Notwithstanding anything herein to the contrary, if Comcast permits a CBCSS Customer to terminate its contract for subscription Services within the first thirty (30) days of the subscription term and refunds payments from the CBCSS Customer in relation thereto, then no monthly subscription fees or one-time activation fees will be due to Support.com, on the condition, however, that the user or server supported by the subscription at issue is identified and has not activated, been set-up, or otherwise received any service under the subscription. If Comcast has already paid monthly subscription fees or one-time activation fees to Support.com in relation to such a refunded subscription terminated during the first 30 days by the CBCSS Customer for a subscription which was not activated, had not been set-up, or otherwise had not received any service under the subscription, Support.com will promptly credit such fees back to Comcast.

3.7.	Marketing and Other Services

The Parties hereby agree that Comcast may request, and Support.com may provide, marketing projects or other discreet CBCSS Program-related projects in relation to the CBCSS Program.  The additional fees, if any, to be charged by Support.com for such projects shall be expressly stated by Support.com (including all third-party costs and any management or administrative fee of Support.com) and must be approved in writing by Comcast.  For the avoidance of doubt, nothing in this paragraph obligates Comcast to request, or Support.com to provide, such services, nor shall Comcast be obligated to pay fees for such services beyond those previously approved in writing.  Any fee due under this paragraph will be invoiced by Support.com and paid by Comcast pursuant to Section 5 (“Payment Terms; Taxes”) of the Agreement.

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3.8.	Equipment Protection Claims Process

3.8.1.	Phase 1

In the event Support.com receives calls from CBCSS Customers with CBCSS equipment protection claims between the CBCSS Launch Date through November 30, 2012 (“Phase 1”), Support.com will receive the initial call, provide technical support to which the CBCSS Customer is entitled (if any), validate equipment protection subscription entitlement, and then transfer the subscriber to Comcast’s designated third party claim vendor (“Asurion”) to handle the claim or to provide status of the claim.

3.8.2.	Phase 2

Prior to the end of Phase 1, Comcast, Asurion, and Support.com shall determine the process for handling equipment protection claims for the remainder of the Term (“Phase 2”).  It is Comcast’s intent in Phase 2 for Support.com to file the initial claim and Asurion to handle follow-on calls including exceptions and or escalations in supporting the claim process until claim is closed. Such determination shall include: (a) specifications for, cost of, and responsibility for any engineering integration required for such process; and (b) specifications for cost of, and responsibility for, administration of such process.

4.	Service Delivery Process

4.1	Tier 1 CBCSS Support

When a CBCSS Customer reaches Comcast (including without limitation Comcast’s third-party contractors) directly, Comcast will be responsible for providing Tier 1 support to such Customer and will only transfer customers to Support.com when the scope of support is beyond the Tier 1 demarcation and the Customer is already entitled to receive delivery of Services requested from Support.com under this Program description as described in Section 4.2.3 (“Entitlement Process”).

If a person contacts Support.com directly without having been transferred, or instructed to contact Support.com directly, by Comcast (including without limitation Comcast’s third-party contractors), and the caller is a CBCSS Customer who is already entitled to delivery of the Services requested from Support.com under this Program Description, then, as agreed in the VPRD, Support.com will provide Tier 1 support including modem / eMTA connectivity troubleshooting, router connectivity troubleshooting, and scheduling Comcast technicians when data connectivity to the business is interrupted.  If the CBCSS Customer is already entitled to delivery of the requested Services from Support.com under this Program Description, Support.com will also provide the full scope of support defined by the SKU.  Notwithstanding the foregoing, in the event Support.com reasonably determines that it is providing a substantial amount of Tier 1 support, Support.com may provide thirty (30) days notice to Comcast after which Support.com may begin to transfer calls requiring Tier 1 support back to Comcast and will not be required to provide such support.

4.2	Service Delivery Requirements

The general requirements of the Program service delivery process are discussed below, and are subject to the Parties’ more detailed descriptions as mutually agreed in the VPRD.

4.2.1	Service Delivery Call Center

Support.com shall:

a.
Subject to the provisions and limitations of Section 10 (“Forecasts”), maintain a service delivery capability with sufficient staffing to meet service level requirements set forth in Exhibit B (“CBCSS Program Service Level Terms”) of this Program Description.

b.
In such manner and at such times as the Parties may agree, configure Support.com’s Service Delivery Management System (“SDMS”) to support CBCSS Support business processes and technology platform (standard operating procedures, ticketing, post-service delivery emails) Comcast offerings, scope of delivery and desired CBCSS Customer experience.

c.	Brand Service delivery scripts and “leave behind” reporting as specified by Comcast, and include Comcast-approved messaging.
d.	Verify CBCSS Customer entitlement prior to Service delivery based on data provided by Comcast for Customers who contact Support.com directly.
e.	Provide access to Services 24 hours a day, 7 days per week, excluding scheduled maintenance and otherwise as described in Exhibit B (“CBCSS Program Service Level Terms”).
f.
Notwithstanding anything to the contrary contained in Section 2.6 of the Agreement, technicians providing Services not requiring interactions with CBCSS Customers including but not limited to those related to the NOC may be located in whole or in part outside the United States and staffed in whole or in part by non-U.S. technicians.  For the avoidance of doubt, Support.com’s delivery agents may be employed in Canada as well as the United States.

4.2.2	Screen Share and Desktop Tools

Support.com shall:

a.	Complete and periodically maintain such reasonable security audits of its screen share and desktop tools as the Parties may agree.

b.
Maintain commercial license agreements for all third-party tools utilized in service delivery process by Support.com; provided, however, that Comcast shall maintain commercial license agreements for all third-party tools and systems (e.g. Grand Slam, Norton Suite, Comcast biller) required and provided by Comcast to Support.com for use in the service delivery process.

4.2.3	Entitlement Process.

All calls arriving at Comcast (including without limitation its third-party vendors) will be validated for entitlement by Comcast before being transferred to Support.com to deliver services (incident or subscription). In the event such a CBCSS Customer without entitlement is directed to a Support.com agent or the Customer is calling about services not provided by Support.com, the Support.com agent will use reasonable efforts to route the caller to the right party to receive their requested service, and Comcast will be billed for each such call as a Misdirected Call under the provisions of Section 12 (“Misdirected Calls”) of this Program Description.

4.2.4	On-site Work Order Creation, Management and Triage Fees

a.
Comcast’s selected on-site provider(s) shall integrate its (their) work order systems with Support.com’s SDMS through a mutually agreed integration plan using the SDMS application program interface (“API”).

b.	Support.com shall receive work order status updates from on-site provider through the SDMS API.

c.	Comcast’s selected on-site provider(s) shall integrate its (their) scheduling system with SDMS through a mutually agreed plan using the API.

d.
Support.com shall be initial contact with CBCSS subscribers regarding on-site delivery scheduling and work order status when Support.com performs onsite dispatch as part of a subscription or incident Service.

e.	For each onsite event for which Support.com performs onsite dispatch, Comcast shall pay Support.com a fee as set forth in Section 3.2 (“CBCSS Support SKUs”).

5.	Sales

5.1	Sales Capability

Sales capability for CBCSS Support SKUs shall be provided by Comcast and shall not be required of or provided by Support.com.

6.	Reporting Requirements

6.1	Reporting

Support.com will provide reporting on all elements covered by service level commitments specified in Tables 1.3.1 and 1.4.1 of Exhibit B (“CBCSS Program Service Level Terms”) of this Program Description as well as provide reports for financial reconciliation and program performance on a daily, weekly, or monthly basis as specified and mutually agreed in the VPRD.

For clarity, the VPRD will include but is not limited to reporting requirements for administrative fees associated with on-site dispatch fees and a service delivery report for all customers that cancel within the first 30 days of enrollment in the program or, when such data is available from Comcast, within 30 days of adding an additional seat.

6.2	KPI Dashboard

Support.com will provide the KPI Dashboard provided in Section 1.7 of Exhibit B to this Amendment (“CBCSS Program Service Level Terms”).  Support.com will be responsible for making available data feeds based on a mutually agreed technical specification that includes without limitation data format, transport mechanism, and frequency, and Comcast will integrate such data feeds into its existing dashboard system and application.  Unless otherwise mutually agreed by the Parties, data feeds in relation to chat activity will not be required in this effort, and the Parties will cooperate to make chat-related data feeds available subsequently in a commercially reasonable period of time after the month in which there first are more than *** chats.

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7.	[INTENTIONALLY OMITTED]

8.	Relationship Governance

8.1.	Roles and Responsibilities

Comcast and Support.com will jointly establish a governance model to meet the objectives of the CBCSS Program and the execution of the CBCSS Program.  A joint Comcast-Support.com team will meet on a mutually agreed upon frequency to review progress against the objectives.

8.2.	Change Control

8.2.1.	Program Change Control Process

Each Party has the right, upon written notice to the other, to request changes and/or modifications to the CBCSS Program, by notifying the other Party with a written Change Order Request, in a form as mutually agreed to by the Parties.  Upon receipt of such notification, the receiving Party shall promptly evaluate the request to determine the impact the change would have on the CBCSS Program.  Once the evaluation has been completed by the receiving Party, the Parties agree to discuss any objections or concerns in good faith, and mutually agree upon a path to resolution within twenty (20) business days thereof.  The Parties may then execute a written Change Order, which shall reflect all changes agreed upon and which shall be attached as an amendment to this Program Description.

8.2.2.	SKU/Fee Change Process

Notwithstanding the foregoing Program Change Control Process clause, any changes to Service SKU’s including but not limited to the pricing of existing SKU’s, the addition of any new SKU’s, the removal of any existing SKU’s, or changes to Service inclusions, scope, pre-requisite requirements, or entitlements may be managed by a SKU Change Process to be defined and mutually agreed upon. Until such time that the SKU Change Process is defined and mutually agreed upon, the Program Change Control Process will be required for any SKU changes.

9.	CBCSS Exclusivity and Most Favored Nation

9.1.	Exclusivity for Support.com

Comcast agrees for a period of *** from CBCSS Launch Date, not to directly or indirectly provide the same or similar services to those provided by Support.com to Comcast under this Program Description.  For purposes of clarity, the same or similar services shall not include residential sales to individuals.  Thereafter for the remainder of the Term, if Support.com is no longer the de facto exclusive provider of remote technology support and solutions that are the same or similar to those specified in this Program Description, then Comcast agrees that at least ***% of CBCSS remote services by monthly wholesale dollar volume will be provided by Support.com; provided, however, that at any time if the actual share for Support.com is less than ***% of CBCSS remote services by monthly wholesale dollar volume, Support.com may terminate this Program Description upon *** prior written notice to Comcast.  Notwithstanding the foregoing and for the avoidance of doubt, Comcast will be allowed to engage additional third-party providers of non-competing services from which Support.com aggregates the services and sells such services to Comcast pursuant to a separate Program Description (e.g., on-site repair services, web hosting, domain name registration). Further, the Parties acknowledge and agree that, subject to express restrictions herein, Support.com is free to pursue distribution arrangements with other ISPs and others and the licenses and reseller appointment under this Program Description are not exclusive to Comcast. In the event Support.com believes Comcast may not be allocating the required dollar volume, Support.com may request that Comcast investigate the volume and period in question and respond promptly to Support.com.  Upon request by Support.com (no more frequently than twice per year), Comcast agrees to allow a confidential inspection and audit by a mutually agreed independent third party at Support.com’s expense with reasonable prior notice to assure Comcast’s compliance with this Paragraph.

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9.2.	Exclusivity for Comcast

The Parties agree that Comcast may request, and Support.com will grant on a basis not to be unreasonably withheld or delayed, a limited period in which specific functionality or program feature requested by Comcast is not made available by Support.com to third parties provided that:  (i) the functionality or feature requested by Comcast is novel; (ii) the exclusivity does not unduly restrict Support.com’s ability to service other partners and customers using independently developed specifications; (iii) the functionality or feature can be delivered in a manner that is “Tenant Configurable” in the SDMS system without unreasonable effort on the part of Support.com, or otherwise can readily separated from other programs operated by Support.com; and (iv) such exclusivity is not requested more than ***times per calendar year by Comcast.  The period of this limited exclusivity shall be ***, or *** as agreed by the Parties considering the time period necessary to allow Comcast to enter the market using the relevant functionality.  For the purposes of this section, “novel” means Comcast believes in good faith the requested program feature, functionality or service design is new and not currently offered by other providers of similar remote support services, and Support.com either agrees, or is unable to demonstrate that such feature or functionality is known or obvious in light of public disclosures, or is documented to be already under development by Support.com independently without reference to knowledge of Comcast’s Confidential Information.

9.3.	Most Favored Nation

For the *** period that Support.com is contractually entitled to be the exclusive supplier to Comcast of the Services under Section 9.1 of this Program Description Number 2 and thereafter for any period in which Support.com’s contractual exclusivity is extended ( the “CBCSS Program MFN Period”), and to the extent permitted by applicable laws (including applicable anti-trust laws), Support.com shall offer to Comcast pricing for CBCSS Support at the most favorable Net Effective Pricing given by Support.com or any of its applicable affiliates to any third party for the same or substantially similar services considered as a whole, provided such services are delivered by Support.com pursuant to the same or substantially similar agreement terms and conditions, including without limitation consideration of labor sources, service levels, communications methods, device coverage, minimum financial commitments, and anticipated usage levels (a service meeting all the foregoing, a “Substantially Similar Service”). The term “Net Effective Pricing” shall be defined as the price for such Substantially Similar Service, including without limitation all credits, rebates, refunds, discounts and allowances relating to the purchase of such Substantially Similar Service.  In the event Comcast believes Support.com may be selling a Substantially Similar Service to a third party at a Net Effective Price lower than pricing for Comcast, Comcast may request that Support.com investigate the pricing in question and respond promptly to Comcast with its findings.  Upon request by Comcast, Support.com agrees to allow a confidential inspection and audit of the third-party agreement in question by a mutually agreed independent third party at Comcast’s expense with reasonable prior notice to assure Support.com's compliance with this Paragraph. In the event such third party determines that Support.com has provided a Substantially Similar Service to a third party at more favorable Net Effective Pricing than that pricing received by Comcast during the CBCSS Program MFN Period, Support.com shall promptly thereafter provide such Net Effective Pricing to Comcast for so long as such pricing is provided to the third party.  The foregoing shall not apply to pricing in effect on the Amendment 1 Effective Date.

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10.	Forecasts

10.1	CBCSS Forecasts

Forecasts for CBCSS Support under this Program Description No. 2 shall in all respects be separate and distinct from forecasts for the XSS residential program that is the subject of Program Description No. 1.

10.2	Forecast Reporting

Comcast will provide to Support.com, by the beginning of each calendar month, a rolling 12-month forecast of total Service orders, for informational purposes only. In addition, at least forty-five (45) days prior to the beginning of each calendar month, Comcast will also provide to Support.com a confirmed monthly forecast of revenue from new CBCSS Support Services orders for that month (the “Monthly Order Forecast”).  For the avoidance of doubt, “new CBCSS Support Services orders” includes, in the case of remote services under this Program Description Number 2, new subscription orders and new incident orders, but does not include the forecast of revenue relating to continuing subscriptions of CBCSS Customers from previous months.  Further, at least forty-five (45) days prior to the beginning of each calendar month, Comcast will also provide a binding monthly call volume forecast for that month (the “Monthly Volume Forecast”) in a mutually agreed format including, without limitation, a breakdown of forecasted delivery and other calls.  At the same time and for the same periods, but for informational purposes only, Comcast will also provide a forecast of sales calls. The Parties agree that time is of the essence with regard to Support.com’s timely receipt of the Monthly Order Forecast and Monthly Volume Forecast.  For the avoidance of doubt, the Monthly Order Forecast and Monthly Volume Forecast must be in all material respects based on consistent estimates and assumptions in the respective calculations of forecasted orders and call volumes.

10.3	Variance in Excess of Monthly Volume Forecast

In the event that actual call volumes during a month exceed ***% of the amount forecasted for such month in the Monthly Volume Forecast, Support.com’s obligations with respect to Service Level Agreements (“SLAs”) as shown in Table 1.41 (“Support.com Operational Performance SLAs”) in Exhibit B (“CBCSS Program Service Level Terms”) will be excused from performance and penalties but only for a period of time, reasonable in light of the amount of variance from forecast, and, where applicable, Support.com’s hiring practices, necessary for Support.com to increase staff or other resources needed to meet such SLAs at the higher call volumes.

In the event that actual call volumes during a month exceed ***% of the amount forecasted for such month in the Quarterly Forecast, Support.com’s obligations with respect to SLAs as shown in Table 1.31 (“Support.com Environment Performance SLAs”) in Exhibit B (“CBCSS Program Service Level Terms”) will be excused from performance and penalties but only for a period of time, reasonable in light of the amount of variance from forecast, necessary for Support.com to increase resources needed to meet such SLAs at the higher call volumes.  The Parties will negotiate in good faith a recovery plan within *** business days if the volume increase above the Monthly Volume Forecast is not reasonably believed to be temporary. In the event Comcast fails to provide a timely Monthly Volume Forecast for a month, Support.com will be excused from all SLA performance and penalties for such period.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

10.4	Variance Below Monthly Order Forecast

Commencing ***, in the event that actual revenue from new CBCSS Support Services orders during a month is less than ***% of the amount forecasted in the Monthly Order Forecast, Comcast will pay to Support.com, in addition to other amounts owed in relation to such quarter, a Variance Fee equal to the difference between ***% of revenue from new Service orders as forecasted in the Monthly Order Forecast and the fees otherwise due Support.com in relation to actual revenue from new Service orders for the month; provided, however, that the Monthly Variance Fee in relation to Program Description Number 2 applies only for calendar months commencing *** through ***.

11.	Term and Termination.

11.1	Term

Unless otherwise terminated as specified herein, the term of this Program Description No. 2 will continue from the Amendment 1 Effective Date through December 31, 2014 (the “Initial Term”; this Initial Term and all mutually agreed renewal terms, if any, collectively, are referred to herein as the “Term”).

11.2	Termination for Convenience by Comcast

Comcast may terminate  the Agreement and/or this Program Description No. 2 for convenience upon *** prior written notice to Support.com which termination may not be effective prior to *** for Program Description Number 2, on the condition that a termination fee (“Termination for Convenience Fee”) is paid to Support.com on or before the termination date.  The Termination for Convenience Fee equals $*** less $*** *** by which the term of this Program Description extends beyond ***. For example, if Comcast terminates for convenience effective ***, the Termination for Convenience Fee is $***; if instead Comcast terminates for convenience effective ***, the Termination for Convenience Fee equals $***.  In no event will the Termination for Convenience Fee be less than $***.

11.3	Termination for Convenience by Support.com

Support.com has the right to terminate this Agreement and/or any Program Description for convenience upon *** prior written notice if, in Support.com’s sole discretion, it believes continuation of the Agreement or Program Description is not reasonably profitable as certified by an officer, provided that Support.com shall pay a fee equal to the fee Comcast would have to pay for termination for convenience if Comcast were the terminating party.

11.4	Termination for Breach

Either Party may cancel or terminate the affected Program Description(s) or this Agreement as a whole by giving written notice of breach or default if the other (a) becomes insolvent, unable to pay debts when due, or the subject of bankruptcy proceedings not terminated within *** of any filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for substantially all of its property or (b)  materially breaches or defaults on its material obligations under this Agreement and fails to cure the breach or default within *** after receipt of written notice.

11.5	Termination Upon Change of Control

In the event more than fifty percent (50%) of the outstanding voting shares of Support.com is (or is proposed to be) acquired, directly or indirectly, then, notwithstanding any other provision of the Agreement, Support.com will provide notice of such actual or proposed transaction, and Comcast will have *** from such notice to terminate this Agreement and/or any Program Description for convenience without any further liability and without incurring any Termination for Convenience Fee, such termination being effective upon the closing of such transaction if it occurs.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

11.6	Effect of Termination

Upon termination of the Agreement for any reason, Support.com agrees to immediately discontinue performance under this Program Description, and Comcast agrees to immediately discontinue the use, sale or distribution of the Services and Support.com Software.  Upon termination of this Program Description, or the Agreement in its entirety, for any reason, Support.com agrees to: (i) return to Comcast all copies of any Confidential Information received from Comcast under this Program Description; and (ii) return to Comcast, or Comcast’s designee, all Comcast Equipment used to provide Services under this Program Description. Further, upon termination of this Program Description, or the Agreement in its entirety, for any reason, Comcast agrees to: (i) return to Support.com all copies of any Confidential Information received from Support.com under this Program Description; and (ii) return to Support.com, or Support.com’s designee, all Support.com Equipment used to provide Services under this Program Description. Termination of this Agreement by either Party will be without prejudice to that Party's other rights and remedies hereunder, subject to any limitations on remedies provided herein.  At Comcast’s request, Support.com shall provide commercially reasonable cooperation during the Term, and for a period of *** thereafter if requested in writing by Comcast at least *** prior to the expiration of the Term, in the orderly transition to another service provider.  The Parties shall execute a mutually agreeable statement of work describing the transition services Support.com shall provide during any the transition period. Support.com’s obligation during any transition period may include, but not be limited to, providing transition messaging to CBCSS Customers and assistance in transferring customer data.

11.7	No Other Early Termination Fees

Any attempt to impose early termination fees in any document, other than as provided in the Agreement or this Program Description signed by an authorized Procurement Officer, shall be void and non-binding on Comcast.

12.	Misdirected Calls

Comcast shall use its commercially reasonable efforts to transfer only CBCSS Customers with current entitlement to Services to Support.com and shall ensure that third parties do the same.  In particular, without limiting the foregoing, by December 31, 2012 Comcast will implement a universal interactive voice response (“UIVR”) system which, among other things, will present the option to reach service delivery personnel only when customer entitlement is already confirmed.  To the extent CBCSS Customers without current entitlement to Services are transferred to Support.com, the following provisions shall apply:

(a)  Effective on the CBCSS Launch Date, for each Misdirected Call as defined below in excess of the Misdirected Call Threshold, Support.com will invoice and Comcast will pay pursuant to Section 12 ("Payment Terms; Taxes") of the Agreement a Misdirected Call Fee equal to $*** per minute of handle time for Support.com’s handling of the Misdirected Call. For the purposes of this Section 3, the "Misdirected Call Threshold" means ***% of the total number of CBCSS calls handled by Support.com delivery lines in a calendar month as measured by Support.com’s call tickets for the period.

(b)  For the purposes of this Section, "Misdirected Calls" shall be measured based on call tickets and reported as described in subsection (c) below.

i. A "Misdirected Call" is a call transferred by a Comcast agent (including without limitation Comcast’s third-party vendors) to a Support.com delivery agent for a Customer who is not already entitled to receive delivery of Services.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

ii. For the avoidance of doubt, "Misdirected Calls" do not include calls from CBCSS Customers who mistakenly call the wrong number; provided, however, that if Support.com can establish that persons not entitled to receive delivery of CBCSS Services were instructed to call a service delivery number by a Comcast agent (including without limitation Comcast’s third-party agents), Comcast agrees to promptly take commercially reasonable steps to stop such behavior by its agents; and provided further that if such steps do not prove effective in changing Comcast agent behavior, the Parties will discuss in good faith the inclusion of such calls in the Misdirected Calls calculation.

(c)  Support.com will provide Comcast, on a monthly basis, a Misdirected Call report for the prior week's activity, which report is subject to audit by Comcast. For each Misdirected Call during the period, Support.com will provide the following:

i.	Ninjato ticket number
ii.	Date and time of the ticket
iii.	Call duration
iv.
Comcast customer account number if it exists (a Misdirected Call might involve a party who is not yet a CBCSS Customer) and if the number is readily available to the Support.com agent at the time of the Misdirected Call

v.	Mutually agreed reason code
vi.
The Operator ID of the last Comcast agent to access the account if the Operator ID is provided by the Comcast agent or is otherwise readily available to the Support.com agent at the time of the Misdirected Call.

For the avoidance of doubt, if Support.com has made reasonable efforts in collecting and reporting as required by this Section, the unavailability of data for items (iv) and (vi) above in the reporting of particular Misdirected Calls will not relieve Comcast from its obligation to pay the associated Misdirected Call Fee.  If the date and time of the call is reported along with the duration, the reason code, and the Ninjato ticket number from which additional information may be audited (including without limitation call recordings), then Comcast is obligated to pay the required fee for such Misdirected Calls as reported.  The foregoing is without prejudice to Comcast’s right to dispute in good faith based on evidence (such as a call recording) that a particular call was a Misdirected Call as defined in Section 12(b)(i) above.  In addition, if Comcast determines in an audit that, based on results using generally accepted statistical sampling, a significant percentage of Misdirected  Calls reported without information required by items (iv) and (vi) above had such information readily available to Support.com at the time of the Misdirected Calls, then Support.com shall promptly supply such missing information.

IN WITNESS WHEREOF the Parties have entered into this Amendment as of the Amendment 1 to the Agreement Effective Date.

COMCAST CABLE COMMUNICATIONS	SUPPORT.COM, INC.
MANAGEMENT, LLC

By:	By:
Name:	Name:
Title:	Title:

Date:	Date:

EXHIBIT A

CBCSS PROGRAM SKUS

Exhibit A: SKU descriptions

SUBSCRIPTIONS
Subscription SKU name	Description

End-User Support Subscription Essentials Preferred Premier	NOTE: All three levels of Small Business support subscription include the same remote support. If the subscription includes onsite support and the customer requires onsite services, the Support.com technician will place the order with the onsite vendor. If the subscription does not include onsite support and the customer requires onsite services, the Support.com technician will advise the customer of the recommended service and price, and offer to transfer the customer to the sales vendor.
In Scope
	●	Support for one business user on his or her primary work computer (not a server)
	●	Removal of viruses, spyware, and other malware
	●	Networking setup and connectivity troubleshooting
	●	Setup troubleshooting support for peripheral devices such as printers, scanners, etc.
	●	Smart Phone and Tablet support for business applications
	●	Software application support includes application install/uninstall, troubleshooting to make sure the application launches correctly, and basic usage questions on common business software
	●	Setup and configuration of Managed Cloud Backup
	●	Configuration of MS Outlook or other common email clients listed in the VPRD to enable sending and receiving email from the subscriber’s work email account
	●	Includes desktop client software which allows easy connection to a remote technician, performs periodic assessment of the computer’s health and security, and performs periodic maintenance and optimization tasks
	●	The above list is not necessarily comprehensive. Support.com will consider in Scope any other functions identified in the VPRD
	●	Network hardware such as firewalls, switches or routers that can be remotely administered via a graphical user interface or best effort support for non-graphical user interface hardware.

Out of Scope

	●	Servers
	●	Comprehensive training on application usage excluding basic functionality questions, setup and configuration of the application for the user
	●	Systems that to not meet the System Requirements listed in the VPRD
	●	Beta or other pre-release software
	●	Setup or troubleshooting of computers, networks, or software applications including gaming systems for non-business usage

Premier Server Subscription	NOTE: Server subscriptions include onsite support. If the customer requires onsite services, the Support.com technician will place the order with the onsite vendor.

In Scope
	●	Support for one business server
	●	Proactive monitoring of server and network availability, hardware, performance, operating system events, Active Directory, Exchange, Windows security logs, and critical applications
	●	Email or phone notifications for critical alarm incidents
	●	Network Operations Center web-based Microsoft patch testing
	●	Automated maintenance, including Microsoft security patch installation, service restart, AV definition updates
	●	Hardware and software asset management and change management reports
	●	Management of Microsoft Service Packs, Windows Event log files, drive space, printer settings, file sharing permissions, security, and AV software
	●	User account administration (Add/Change/Delete)
	●	Performance management and best practice configuration
	●	Backup management and maintenance of approved backup solutions only
	●	Setup and configuration of Managed Cloud Backup
	●	Removal of viruses, spyware, and other malware
	●	Networking setup and connectivity troubleshooting
	●	Ongoing network management, including server-impacting LAN configurations, firewall and switch management, and Windows VPN/Remote Access management
	●	Management of Exchange Server, Directory Services, and other common business applications
	●	Network hardware such as firewalls, switches or routers that can be remotely administered via a graphical user interface or best effort support for non-graphical user interface hardware.
	●	The above list is not necessarily comprehensive. Support.com will consider in Scope any other functions identified in the VPRD

Out of Scope

	●	Systems that do not meet the System Requirements listed in the VPRD
	●	Beta or other pre-release software
●
Subscription Migration and New PC Setup	This SKU is a one-time service to migrate a current subscription user to a new PC or a new user to a currently subscribed PC (requires current subscription)

In Scope
	●	Creation of a new user account on the PC
	●	Configuration of PC network settings
	●	Migration of data files from another PC. This includes files such as Word documents, spreadsheets, images and e-mail.
	●	Installation and configuration of approved backup software
	●	Restoration of data from approved backup software
	●	Addition of computer to existing Windows network domain
	●	Setup of local security privileges
	●	Mapping of network drives
	●	Installation of Antivirus software
	●	Installation of printers
	●	Setup of Microsoft Office with customer provided license key
	●	Best effort setup of 3rd party applications
	●	Installation and configuration of peripherals such as scanners or docking stations
	●	Transfer of browser favorites and shortcuts
	●	Configuration of MS Outlook or other common email clients listed in the PRD to enable sending and receiving email from the subscriber’s work email account.
	●	Removal of preinstalled unnecessary software
	●	Configuration multiple monitor view settings
	●	Configuration of taskbar and desktop icons

INCIDENTS
Incident SKU name	Description
Solve	NOTE: This SKU includes onsite support provide by another vendor. If the customer requires onsite services, the Support.com technician will place the order with the onsite vendor.
In Scope
	●	Up to *** of remote support
	●	Setup or troubleshooting for one business computer, server, network, or connected device
	●	Support for one business user on his or her primary work computer (not a server)
	●	Removal of viruses, spyware, and other malware
	●	Networking setup and connectivity troubleshooting
	●	Setup troubleshooting support for peripheral devices such as printers, scanners, etc.
	●	Smart Phone and Tablet support for business applications
	●	Software application support includes application install/uninstall, troubleshooting to make sure the application launches correctly, and basic usage questions on common business software
	●	Configuration of MS Outlook or other common email clients listed in the VPRD to enable sending and receiving email from the subscriber’s work email account
	●	Network hardware such as firewalls, switches or routers that can be remotely administered via a graphical user interface or best effort support for non-graphical user interface hardware.
	●	The above list is not necessarily comprehensive. Support.com will consider in Scope any other functions identified in the VPRD

Out of Scope
	●	Servers
	●	Comprehensive training on application usage excluding basic functionality questions, setup and configuration of the application for the user
	●	Systems that to not meet the System Requirements listed in the VPRD
	●	Beta or other pre-release software
	●	Setup or troubleshooting of computers, networks, or software applications including gaming systems for non-business usage

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Exhibit B to Program Description No. 2

CBCSS PROGRAM SERVICE LEVEL TERMS

1.	AVAILABILITY/UPTIME FOR THE SUPPORT.COM ENVIRONMENT

The “Support.com Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating platforms and all application software, including Support.com desktop agent software, as well as computers owned by Support.com and those of its agents, that are required to be provided by Support.com to perform the Services contemplated in the Agreement. The “Comcast.com Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating platforms and all application software, as well as computers owned by Comcast and those of its agents, that are required to be provided by Comcast to its customers and in relation to the Services contemplated in the Agreement.

For the purpose of this Exhibit, “Support.com Software” includes all software applications provided by Support.com (whether developed by Support.com or any third party) intended to run on the Support.com Environment to provide the Services contemplated in this Agreement.

The following Service Level Agreement (“SLA”) covers the following approach:

	Comcast Environment Responsibilities		Support.com Environment Responsibilities
Host / manage:		Host / manage:

●	Comcast billers and related servers wherever located (e.g., CSG, Amdocs)	●	Support.com desk top agent software
●	Comcast diagnostic / ticketing tools (e.g. GrandSlam, Remedy SAMS)	●	Support.com remote support client
●	User account approvals and changes for the components (e.g. GrandSlam) of the Comcast Environment	●	Suite of remote diagnostic / fix tools used by Support.com agents
		●	Support.com product information and e-commerce web portal
●	Comcast ACD, IVR and voice circuits / data links	●	Support.com credit card payment gateway
		●	Support.com ACD, IVR and voice circuits / data links
Plus:		●	Support.com CRM
		●	Support.com chat client
●	Support API transactions between Comcast and Support.com (when Comcast design / development complete)	●	All other servers, storage and networking hardware, operating systems, database management systems and operating platforms used by Support.com to support Signature Support services end to end

Plus:

		●	Support.com Software APIs

1.1            Scheduled Maintenance.  Periodic maintenance on the servers and system elements that support the Support.com Environment, for purposes of system upgrades, maintenance, and backup procedures (“Scheduled Maintenance”) will be scheduled by Support.com and coordinated with Comcast personnel.  Primary hours of Support.com Service Level Standard Support operation are 24x7, less Scheduled Maintenance.  Scheduled Maintenance may take place on ***, *** or *** evening, or some combination thereof up to two (2) days per week, between the hours of ***, Pacific Time, or on some other schedule as mutually agreed by the Parties.  If emergency maintenance is needed to fix critical security vulnerabilities, Support.com will notify Comcast as soon as possible.  Comcast acknowledges that it may be necessary for Support.com to begin work and/or apply fixes prior to notification of Comcast.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

1.2            Unscheduled Maintenance.  The application of ad hoc updates to Support.com Software (“Updates”) will be scheduled by Support.com and coordinated with Comcast personnel in the event it is necessary for such Updates to occur outside of the Scheduled Maintenance times (“Unscheduled Maintenance”).

1.3            Support.com Environment Performance Guarantee.  In addition to Scheduled Maintenance and Unscheduled Maintenance, there may be events that from time to time will make the Support.com Environment not Available (as defined below) for a limited amount of time due to unforeseen software, hardware, network, power and/or Internet outages (“Unscheduled Downtime”).  The Environment Performance Guarantee (defined below) set forth herein will exclude any outage condition not directly caused by the Support.com Environment (e.g., outages caused by plant issues, operational or maintenance errors by Comcast, or to the extent caused by third-party hardware or software operated by Comcast).

Notwithstanding anything herein to the contrary, Support.com shall have no liability for any failure to meet the Environment Performance Guarantee set forth herein in the event that:  (a) such failure is caused by independent circumstances that are not within the reasonable control of Support.com; or (b) Comcast’s failure to implement any fixes, patches or other workarounds recommended by Support.com to Comcast to the extent the implementation of such fixes, patches or other workarounds are technically feasible and commercially practical.

Support.com will operate the Support.com Environment, as set forth in Table 1.31 below, to be Available and functioning within the relevant SLA defined herein, measured on a monthly basis (the “Environment Performance Guarantee”).  For the purposes of this Exhibit, “Available” means that the Support.com Environment is accessible based on SLA measurement techniques for ***% of the time 24 hours a day, seven days per week, excluding Scheduled Maintenance or any loss or interruption of services resulting from actions or inactions of Comcast or the active subscribers, or their respective equipment or service providers.  Actual availability percentage will be calculated with the following formula:

100 minus [((X) Total Unscheduled Downtime minutes in a month; divided by (Y) total minutes in said month)); multiplied by (Z) 100] = availability percentage

Uptime measurements are on fifteen minute intervals, utilizing Keynote UP5 measurements or another equivalent, technically feasible and commercially-reasonable measurement technique mutually agreed upon by Support.com and Comcast.  The demarcation of the measuring system under test (e.g., in the hosted environment and in the same subnet), and the baseline profile against which the SLA measurement techniques will be run (e.g., 100 PCs), will be mutually agreed upon by Support.com and Comcast.

For the purposes of this Exhibit, each specific “SLA” is assigned a Severity Level Tier defined as equal to low (L), medium (M) or high (H) in value.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Table 1.31 - Support.com Environment Performance SLAs for the CBCSS Program

SLA #	Area Covered	SLA	Tier	Severe Miss
1	Support.com Environment hosted platform availability Measure: Uptime of the hosted elements of the Support.com Environment in production	***	***	***
2
Support.com remote support client connection rate Measure: Success rate of remote connection attempts from systems meeting system requirements, able to download and install the remote control software and with such software granted appropriate permissions by the Customer
		***	***	***
3	Availability of Support.com ACD, IVR, and voice / data circuits Measure: Composite average of uptime of ACD, IVR, voice / data circuits used to support Signature Support	***	***	***

1.4           Service Delivery Performance Guarantee.  The Support.com Environment will operate within SLAs for key performance indicators measured on monthly basis, as set forth in Table 1.41 (the “Service Delivery Performance Guarantee”).  For the purposes of this Exhibit, the Service Delivery Performance SLAs will follow the same Severity Level Tier structure as used for Support.com Environment Performance SLAs and be classified as low (L), medium (M) or high (H) in value.

The Service Delivery Performance Guarantee set forth herein will exclude performance impacts of any outage or other condition not directly caused by the Support.com Environment (e.g. outages caused by plant issues, operational or maintenance errors by Comcast, or to the extent caused by third-party hardware or software operated by Comcast). Notwithstanding anything herein to the contrary, Support.com shall have no liability for any failure to meet the Service Delivery Performance Guarantee set forth herein in the event that:  (a) such failure is caused by independent circumstances that are not within the reasonable control of Support.com; or (b) Comcast’s failure to implement any fixes, patches or other workarounds recommended by Support.com to Comcast to the extent the implementation of such fixes, patches or other workarounds are technically feasible and commercially practical.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Table 1.41 - Support.com Operational Performance SLAs for CBCSS Program

SLA #	Area Covered	SLA	Tier	Severe Miss
1
Customer satisfaction survey offer rate
Measure: Percentage of Customers offered customer satisfaction survey (during the  Service connection or promptly thereafter by email) after receiving Services from Support.com via remote connection, excluding Customers who are not available through the direct service connection to the Customer’s PC at the time of service completion (e.g., Customers connecting only by phone who need to be transferred to Comcast or another XSS service provider, or Customers who do not call back to complete a service step)
		***	***	***
2	Customer satisfaction survey completion rate Measure: Percentage of Customers completing customer satisfaction survey after receiving survey from Support.com	***	***	***
3	Customer Satisfaction/Net Promoter score The Parties will reassess in good faith biannually beginning in March 2012 with an expectation that NPS levels should increase from present levels.	***	***	***
4	Inbound Call Service Level (Delivery calls) Measure: Percentage of inbound Customer calls for a delivery agent answered within 45 seconds.	***	***	***
5
Chat Service Level
Measure: Percentage of chat sessions initiated by Customers to which Support.com responds within 45 seconds. Penalties shall apply to this SLA in the first calendar month after 5,000 chats occur in a month.
		***	***	***
6
NOC Critical Error Response Time
Measure:  Percentage of critical alerts generated by the network monitoring platform to which Support.com responds within 45 minutes
“Critical” defined as a system or systems that effects multiple users or a key business function that does not have a capable workaround
		***	***	***
7	NOC Non-Critical Error Response Time Measure: Percentage of non-critical alerts generated by the network monitoring platform to which Support.com responds within 4 hours	***	***	***
8
MTTR for Comcast ESL tickets
Measure: MTTR for tickets from Comcast’s Executive Support Line (aka “Office of the President”) resolved (or response provided explaining why resolution not possible in timeframe) by Support.com
		***	***	***
9	Scorecard Report Reporting via scorecard by Support.com pursuant to Section 1.6 of this Exhibit, below, is timely made by the eighth (8th) business day following the end of each calendar month	***	***	***
10	Subscriber Churn The Parties will work in good faith to determine an appropriate SLA for subscriber churn rates by June 30, 2013	***	***	***

*  For the scorecard report, a miss of the SLA above is a “severe” miss on its own, regardless of whether the scorecard when delivered reveals other SLA misses at higher or lower levels.

1.5           Error Reports. For the purposes of this Exhibit B, an “Error”, or outage event, under Paragraph 4 of this Exhibit, also will follow the same Severity Level Tier structure as used for SLAs and be classified as low (L), medium (M) or high (H) in value.   A Severity Level 1 Error is defined to equal an “H” value.  A Severity Level 2 Error is defined to equal an “M” value.   A Severity Level 3 Error is defined to equal an “L” value.  A Severity Level 4 Error is not assigned any value and will not count toward any financial penalties.

1.6           Reporting via Scorecard.  On a monthly basis no later than the eighth (8th) business day following the end of each month, Support.com shall send an activity report to Comcast in a mutually agreed upon form and format which includes (i) the status of Support.com’s compliance with the Environment Performance SLAs, (ii) compliance with Service Delivery Performance SLAs, (iii) a count and summary description of all Severity Level 1-4 Errors, and (iv) any other information or details as mutually agreed by the Parties relating to Support.com’s performance of the obligations set forth in this Exhibit B.  Support.com shall provide reports on additional key performance indicators on the daily, weekly and monthly cycles as specified in the VPRD.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

1.7           Reporting Dashboards.

A. Environment Dashboard – Prior to the Launch Date, Support.com will use a mutually agreed template for a detailed services dashboard to provide timely updates on platform status of the Support.com Environment.  This will include information, as agreed by the Parties, relating to internal Support.com applications and services, as well as any interconnection points between Support.com and Comcast, including network and API connections.

 B. KPI Dashboard  - Prior to the CBCSS Support Launch Date, Support.com will use a mutually agreed template for a Key Performance Indicator (KPI) dashboard that includes Operational Performance SLAs and other daily, weekly and monthly roll-ups of key performance indicators as agreed by the Parties, consistent with Comcast’s vendor support specifications.  Support.com will be responsible for making available data feeds based on a mutually agreed technical specification that includes without limitation data format, transport mechanism, and frequency, and Comcast will integrate such data feeds into its existing dashboard system and application.  Unless otherwise mutually agreed by the Parties, data feeds in relation to chat activity will not be required in this effort, and the Parties will cooperate to make chat-related data feeds available subsequently in a commercially reasonable period of time after the month in which there first are more than *** chats under this Program Description Number 2.

2.	Financial Penalties.

2.1           Each SLA and each Severity Level 1-3 Error is assigned a Severity Level Tier.  If Support.com experiences service level agreement failures or Severity Level 1-3 Errors as categorized in the table below during any calendar month commencing ***, Support.com shall issue to Comcast a credit in an amount determined as follows for each such failure (except for Severity Level Tier L, where there must be 3 failures during a month before penalties accrue, at which point there is a credit due for each failure), provided, however, that in no event will total penalties in a calendar month exceed the allowable Monthly SLA Penalty Cap as provided herein.  The Monthly SLA Penalty Cap equals 100% of total fees paid to Support.com by Comcast for a month.  Service Level penalties are calculated at the end of each calendar month commencing with ***.

Severity Level Tier	Number of Failures during month	Service Level Credit to Comcast per failure		Severe Miss Penalty
L	3 or more	$	***	$	***
M	1 or more	$	***	$	***
H	1 or more	$	***	$	***

Severe Miss:  A Severe Miss can add up to $*** on top of any SLA Penalty, based on the above table.  For example, if there are two H failures in a month, then there is a $*** penalty due to Comcast.  If both were a severe miss, then the amount would be a total of $*** for the initial penalty fee, and $*** in addition for the Severe Miss.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

3.2	Catastrophic Failure Penalty. A Catastrophic Failure is:

(i)	a Severity 1 Level Error, as defined in Paragraph 4 of this Exhibit, that affects 10% or more of Comcast System Subscribers and lasts a total of four (4) hours or more; and / or

ii)	a Severity 1 Level Error, as defined in Paragraph 4 of this Exhibit, that affects 25% or more of Comcast System Subscribers for any amount of time; and/or

iii) a failure to deliver the SLA scorecard report for a calendar month required by Section 1.6 (“Reporting via Scorecard) of this Exhibit by the sixteenth (16th) business day of the following month; and/or

iv) Inbound Call Service Level (Delivery calls) of less than ***%; and/or

v) Customer Satisfaction/Net Promoter Score below ***.

Upon the occurrence of a Catastrophic Failure, Support.com shall issue a credit to Comcast equal to $*** for the calendar month in which the event occurred. This fee is in addition to Service Level Credits above for incidents that are separate from the Catastrophic Failures—for example, a service level failure occurring on a different day and for different reasons than a Catastrophic Failure.  A single event that constitutes both a Catastrophic Failure under this section and an SLA failure under Paragraph 2.1 will only result in one credit to Comcast, namely the Catastrophic Failure Penalty.

3.	SUPPORT SERVICE

Support.com will make support services available to Comcast for the Support.com Software for a minimum period to satisfy the remaining Term of the Agreement (i.e., the Initial Term and any agreed extensions).  The support services shall include, without limitation, the following:

3.1	Updates & Upgrades.

3.1.1
Support.com will make available to Comcast all commercially available Updates and Upgrades of its Support.com Software, along with updated Documentation describing the purpose and function of the Updates and Upgrades.  Support.com will use commercially reasonable efforts to ensure that Updates or Upgrades containing new features or enhancements to existing features are synchronized with the previous version.  Such Updates and Upgrades shall not materially degrade the performance, functioning or operation of the Support.com Software. Comcast shall have the right to delay installation of any Update or Upgrade for any period of time in its sole discretion and Support.com shall continue to support the most recent Accepted versions of the Support.com Software.  However, after an Update or Upgrade has been incorporated into the Support.com Software and Accepted by Comcast, the Update or Upgrade shall be considered part of the Support.com Software for all purposes hereunder. Support.com will not install or attach any Updates, Upgrades or any other modification to the Support.com Software (electronically or otherwise), without first obtaining Comcast’s approval or otherwise following mutually agreed procedures (as in the regular updating of hosted systems).

3.1.2
Support.com shall use reasonable efforts to ensure that Updates and Upgrades, unless explicitly indicated in advance by Support.com and approved by Comcast will (i) be compatible with the previous version and its associated data and with any software interfacing with such Support.com Software prior to the Update or Upgrade, and (2) not eliminate any of the material functions, features or performance of the previous version.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

3.2	Problem Resolution.

3.2.1           Support.com will develop and make available to Comcast through Updates and Upgrades, all modifications and revisions required to enable the Support.com Desk Top Agent Software to operate in compliance with its Specifications.  For the avoidance of doubt, the problem resolution provided by Support.com must correct the Error for the most recent Accepted version of the Support.com Software.  Support.com shall not be deemed to have satisfied its obligation to resolve Errors by requiring Comcast to install an Upgrade of the Support.com Software, though Error resolutions will typically be provided as an Update. Any Unscheduled Downtime or reported problems found in older versions of the Support.com Software where a fix has already been provided to Comcast in a more recent Accepted Update or Accepted Upgrade shall not count towards any penalty calculation except that during Comcast’s diligent efforts to deploy the most recent Accepted Update or Accepted Upgrade, the Incident shall be included in the Unscheduled Downtime calculation.

3.2.2           The Support.com Software shall not be considered to have been repaired or restored to satisfactory operating condition, if within forty-eight (48) hours from the time such Update or Upgrade is turned over to Comcast as being in fully operable condition, the Support.com Software require additional remedial maintenance for the same or substantially similar problem.  However in this event this will be counted as the same Incident.

3.3           Comcast Obligations.  Comcast agrees to provide Support.com with reasonable access to all necessary personnel to answer questions about any problems reported by Comcast regarding the Support Services; Support.com does not guarantee performance of the Support Services described herein if such access is not provided by Comcast.  During a major primary site outage, Support.com will failover to a backup facility within a reasonable amount of time, provided Comcast is compliant with Support.com’s DNS propagation time (time to live) and Comcast network team will assist to resolve any DNS issues that Comcast Customers might face.

3.4           Telephone Support– Support.com Problems at Severity Level 1 and Severity Level 2.  Telephone support representative(s), employed by Support.com or employed by a third-party support provider authorized by Support.com, shall be available to receive Comcast telephone calls at all times (24 x 7) via pager response or direct phone access for support of Severity Level 1 and Severity Level 2 Errors. Such telephone support representative(s) shall serve as the Comcast’s interface with Support.com and shall ensure that reported Errors are handled in a timely manner as specified herein. Support.com shall provide to Comcast in writing, the telephone number(s) of such telephone support representative(s) within ten (10) days of the Effective Date.  All Errors shall be investigated and (i) an Error report shall be opened, (ii) the Error shall be assigned a Severity Level as per the provisions of Paragraph 4 of this Exhibit, and (iii) the Error shall be resolved, and an Update provided to Comcast, in accordance with the procedures and processes set forth in this Exhibit.

3.5           Ticket Support – All other Support.com Support.  For Errors that are not Severity Level 1 or Severity Level 2, the Parties will use Support.com’s web-based error-reporting ticketing system to facilitate effective response to all Errors below Severity level 1.  Support.com’s support representatives shall answer Comcast’s application and system questions related to the Support.com Environment and Software and its use, for so long as such questions arise from authorized Tier 2 Comcast representatives. As used herein, a “Tier 2 Comcast representative” shall mean a Comcast support professional who has completed the full Support.com training provided by Support.com or Comcast’s trainers (approved by Support.com) and is on Support.com’s list of trained support contacts.  Licensed support representative(s) shall be available to receive Comcast requests via the Support.com ticketing system between the hours of 7AM to 10PM Eastern Time, seven days per week.  Support.com shall provide Comcast with contact information for the ticketing system that is answered at all other times by an individual who will accept Error reports via the ticketing system. Such support representative(s) shall serve as the Comcast’s interface with Support.com and shall ensure that reported Errors are handled in a timely manner as specified herein. Support.com shall provide to Comcast in writing, the contact information of such telephone support representative(s) within ten (10) days of the Effective Date.  All Errors shall be investigated and (i) an Error report shall be opened, (ii) the Error shall be assigned a Severity Level as per the provisions of Paragraph 4 of this Exhibit, and (iii) the Error shall be resolved, and an Update provided to Comcast, in accordance with the procedures and processes set forth in this Exhibit.

3.6           Primary Contacts.  Comcast shall appoint up to ten (10) trained technical contacts  within Comcast’s IT organization to serve as primary contacts between Comcast and Support.com for issues related to the Support.com Environment and Software and to receive support through Support.com’s telephone support center (“Primary Contacts”). All of Comcast’s support inquiries for the above services shall be initiated through these Primary Contacts.  In addition, all Comcast Tier 2 support personnel are authorized to place calls to Support.com’s Tier 3 support team for Comcast Subscriber related issues.

3.7           Documentation.  Support.com will provide modified Documentation to correspond to changes made to the Support.com Software, upon delivery of such Update or Upgrade in advance or upon delivery of such changes.

3.8           Exclusions.  Support.com is not required to provide any support services directly related to problems attributable to: (i) any alterations of or additions to the Support.com Software without Support.com’s consent; (ii) interconnection of the Support.com Software with other products not authorized, intended or supplied by Support.com;  or (iii) use of the Support.com Software on an operating system or computing device other than the operating system or computing device for which such Support.com Software was designed and licensed.

4           CLASSIFICATION OF ERRORS

Upon identification of any Error, Comcast shall notify Support.com of such Error and shall provide Support.com with a problem report. Support.com shall respond to problem reports in accordance with the initial call back response time indicated in Paragraph 5 of this Exhibit for the applicable severity level. Support.com shall correct any programming errors in the Support.com Environment or Software attributable to Support.com with the level of effort commensurate with the Error. If an Error’s cause is unknown whether it is caused by Comcast or Support.com, Support.com will participate in troubleshooting until it is deemed that the Error fix is owned by Comcast.  Additionally, Support.com will work collaboratively with its 3rd party partners to identify and resolve any Errors, recognizing that in certain cases it initially may be difficult to distinguish whether the root cause and fix of an Error is because of a Support.com Error or because of an Error of a 3rd party partner.  All Errors reported by Comcast to Support.com shall be assigned a severity level jointly agreed upon by the Comcast and Support.com.  Reported Errors shall be classified as follows:

Severity Level 1 - Severity Level 1 occurs when the Support.com Environment or Software is significantly impaired or is effectively not functioning for 5% or more of Comcast Active Subscribers, or 10,000 Comcast Active Subscribers, whichever is less (whether or not any impacted Subscriber is aware of the Error and reports it to Comcast), based upon Support.com Environment and Software report logs or Customer reported call volume and trouble tickets.

Severity Level 2 - Severity Level 2 occurs when the Support.com Environment or Software is running but 5% or more of Customer System Active Subscribers or 10,000 Comcast Active Subscribers, whichever is less (whether or not any impacted Subscriber is aware of the Error and reports it to Comcast),  are unable to receive major portions of the suite of Signature Support services, based upon Support.com Environment and Software report logs or Customer reported call volume and trouble tickets, and no work around is available.

Severity Level 3 - “Severity Level 3 Error” shall mean that the Support.com Environment or Software is in operation and usable, but there is a non-critical Error for which a reasonable temporary work-around exists.

Severity Level 4 - Severity Level 4 occurs when the Support.com Environment or Software is operating close to normal, but there is a noncritical Error for which a commercially and operationally sustainable and operational work around exists for such Error. Severity Level 4 Errors will be fixed in a mutually agreed scheduled Update.

5.           RESPONSE TO ERROR REPORTS

SEVERITY LEVEL 1

Error Resolution - Immediate steps shall be taken toward solving the Error. Support.com shall work to resolve Severity Level 1 Errors on a twenty-four (24) hour basis until the Error is resolved. If required, Support.com staff shall be moved off of lower Severity Level Errors to service Severity Level 1 Errors.  Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error. Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 1 Error is resolved.

Resource Commitment - When a Severity Level 1 Error is reported, Support.com shall assign all resources required to correct the Error. Work on the Error shall be continuous until a fix is found.

Completion Goal - The completion goal shall be to resolve one hundred percent (100%) of all Severity Level 1 Errors with a fix or bypass within two (2) hours of receipt of the Error Report.

Escalation and Status Thresholds - When a Severity Level 1 Error Report is opened, the following escalation and status procedures shall be followed.

Problem Report - HOUR 1

1.           The Error will be referred to Support.com’s maintenance engineering group.  The maintenance engineering point of contact shall be engaged within fifteen (15) minutes.  The maintenance engineering point of contact will work resolve the Error; or it will be decided that more resources are required to work on the Error.

 The Product Manager and Operations Support Manager shall be notified that a Severity Level 1 Error has been reported.

Comcast will be notified by of the Error and the status of the Error as soon as it is detected by Support.com or reported by Comcast to Support.com.

If no correction within 1 hour, escalate to Support.com executive no less than VP level.

HOUR 1 - RESOLUTION

1.           Support.com shall continue to work on the Error, on a twenty-four (24) hour basis, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and

2.           If no correction within 4 hours, escalate to Support.com executive no less than SVP level.

Post-Resolution Follow-Up

A.
Root Cause Analysis: Following the resolution of a Severity Level 1 Error, within twenty-four (24) hours Support.com will supply Comcast with a documented Root Cause Analysis of what caused the Error and a summary of the response / resolution process.

B.
Irreversible Corrective Action (ICA): Following the resolution of a Severity Level 1 Error, within five (5) business days, Support.com will provide Comcast a documented Irreversible Corrective Action (ICA) summary.

SEVERITY LEVEL 2

Error Resolution - Severity Level 2 Errors will be analyzed in the order that they are reported.  Severity Level 1 Errors will take priority over Severity Level 2 Errors.  Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error.  Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 2 Error is resolved.

Resource Commitment - Appropriate technical resources will be assigned to Severity Level 2 issues as long as Severity Level 1 Errors are not open.

Completion Goal - The completion goal will be to resolve one hundred percent (100%) of all Severity Level 2 Errors within four (4) hours of receipt of the Error Report.

Escalation and Status Thresholds - When a Severity Level 2 Error Report is opened, the following escalation and status procedures will be followed.

HOUR 1

1.           The Error shall be resolved by Support.com; or

2.           Support.com’s maintenance engineering group

The maintenance engineering point of contact shall be engaged within fifteen (15) minutes.  The maintenance engineering point of contact will work resolve the Error; or it will be decided that more resources are required to work on the Error.

 The Product Manager and Operations Support Manager shall be notified that a Severity Level 2 Error has been reported.

Comcast will be notified by of the Error and the status of the Error as soon as it is detected by Support.com or reported by Comcast to Support.com.

HOUR 2 - HOUR 4

1.           Support.com’s maintenance engineering group will resolve the Error; or

2.           Support.com’s maintenance engineering group will continue working the Error until it is fixed.

3.           A time will be estimated upon when this Error will be fixed.

If no correction within 2 hours, escalate to Support.com executive no less than VP level. Comcast will be notified of the status at this stage.

HOUR 4  - RESOLUTION

1.           Support.com shall continue to work on the Error, on a twenty-four (24) hour basis, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and

2.            If no correction within 4 hours, escalate to Support.com executive no less than SVP level.

Post-Resolution Follow-Up

A.
Root Cause Analysis: Following the resolution of a Severity Level 2 Error, within twenty-four (24) hours Support.com will supply Comcast with a documented Root Cause Analysis of what caused the Error and a summary of the response / resolution process.

B.
Irreversible Corrective Action (ICA): Following the resolution of a Severity Level 2 Error, within five (5) business days, Support.com will provide Comcast a documented Irreversible Corrective Action (ICA) summary.

SEVERITY LEVEL 3

Error Resolution - Severity Level 3 Errors will be analyzed in the order that they are reported.  Severity Level 1 and Severity Level 2 Errors will take priority over Severity Level 3 Errors.

Resource Commitment - Appropriate technical resources will be assigned to Severity Level 3 issues as long as Severity Level 1 and Severity Level 2 Errors are not open.

Completion Goal - The completion goal will be to resolve one hundred percent (100%) of all Severity Level 3 Errors in the next scheduled software release, or within 6 weeks of receipt of the Error Report, whichever comes first.

Escalation and Status Thresholds - When a Severity Level 3 Error Report is opened, the following escalation and status procedures will be followed.

HOUR 1 - HOUR 8 (business hours)

1.           The Error shall be resolved by Support.com; or

2.           Support.com’s maintenance engineering group will continue working the Error until it is fixed.

Comcast will be notified of the status at this stage.

HOUR 8- HOUR 16 (business hours)

1.           Support.com’s maintenance engineering group will resolve the Error; or

2.           Support.com’s maintenance engineering group will continue working the Error until it is fixed.

Comcast will be notified of the status at this stage.

HOUR 16 - RESOLUTION

1.           Support.com shall continue to work on the Error, during normal business hours, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and

2.           The Project Manager and Operations Support Manager shall be notified that a Severity Level 3 Error has reached a critical time frame.

Post-Resolution Follow-Up

A.
Root Cause Analysis: Following the resolution of a Severity Level 3 Error, within seventy-two (72) hours Support.com will supply Comcast with a documented Root Cause Analysis of what caused the Error and a summary of the response / resolution process.

B.
Irreversible Corrective Action (ICA): Following the resolution of a Severity Level 3 Error, within ten (10) business days, Support.com will provide Comcast a documented Irreversible Corrective Action (ICA) summary.

SEVERITY LEVEL 4

Error Resolution - Severity Level 4 errors shall be researched after Severity Level 1, Severity Level 2 and Severity Level 3 Errors. Severity Level 4 Errors mutually agreed by Support.com and Comcast shall be scheduled for correction and be resolved as part of the next scheduled Update to the Support.com Environment or Software.

Resource Commitment – Mutually agreed Severity Level 4 fixes shall be included in the a future software release as mutually agreed by the Parties.

Completion Goal - The completion goal and objective shall be to correct mutually agreed Errors in the next scheduled Update to all of Support.com’s users generally.

Escalation and Status Thresholds - The status of Severity Level 4 Errors shall be available on demand. A monthly report will be distributed that will reference any uncorrected Errors that are over thirty (30) days old.

SUMMARY OF CLASSIFICATION OF ERROR AND RESPONSE TO ERROR REPORTS

Severity	Description	Initial Call back Response Time	Target Resolu-tion Time	Escalation Procedure
1
Critical priority

Severity Level 1 implies that the Support.com Environment or Software is not functioning or, Comcast or authorized users are unable to receive use major portions of Signature Support services.

		***	***
Hour 1: Maintenance engineering point of contact will decide if more resources are required to work on Error.   Support.com will make all necessary resources available.  Project Manager and Operations Support Manager notified

 If no correction within 1 hr, escalate to Support.com executive no less than VP level.

Hour 1+: Continue to work on Error on a 24 hour basis
Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error.  Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 1 Error is resolved

2
High priority

Severity Level 2 implies that the Support.com Environment and Software is running but that Comcast or authorized users are unable to receive major portions of Signature Support services, and no work around is available
		***	***
Hours 1: Maintenance engineering point of contact will decide if more resources are required to work on Error.  Support.com will make all necessary resources available.  Project Manager and Operations Support Manager notified.

Hours 2: Support.com’s maintenance engineering group will either resolve Error or continue working until Error is fixed. If no correction within 2 hours, escalate to Support.com executive no less than VP level.
Hour 4+: Continue to work on Error on a 24 hour basis.  If no correction within 4 hours, escalate to Support.com executive no less than SVP level.

Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error. Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 2 Error is resolved

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3
Normal Priority

Severity Level 3 implies Support.com Environment and Software is in operation and usable, but there is a non-critical Error for which a commercially and operationally sustainable and reasonable Work-around exists
	***	***
Hours 1 – 8: No Escalation

Hours 8-16: Support.com’s support group will either resolve Error or continue working until Error is fixed.

Hour 16+: Continue to work on Error during normal business hours
Project Manager and Operations Support Manager notified

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***